UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 27, 2019
Date of report (Date of earliest event reported)

GREENLIGHT CAPITAL RE, LTD.
(Exact name of registrant as specified in charter)

Cayman Islands (State or other jurisdiction of incorporation)	001-33493 (Commission file number)	N/A (IRS employer identification no.)

65 Market Street, Suite 1207, Jasmine Court, Camana Bay, P.O. Box 31110 Grand Cayman, Cayman Islands (Address of principal executive offices)		KY1-1205 (Zip code)

(345) 943-4573
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares	GLRE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 27, 2019, Greenlight Capital Re, Ltd.’s wholly-owned subsidiaries, Greenlight Reinsurance, Ltd. and Greenlight Reinsurance Ireland, Designated Activity Company (collectively, the “Companies”), entered into an amended and restated letter agreement (the “A&R Letter Agreement”) with Solasglas Investments, LP, in connection with that certain amended and restated partnership agreement between the parties dated August 30, 2018, as amended from time to time (the “Partnership Agreement”).  Pursuant to the A&R Letter Agreement, the parties have agreed that during the period from June 1, 2019 until June 30, 2020 (a) not less than 50% of the Investment Portfolio (as defined in the Partnership Agreement) of each of the Companies shall be held in cash and cash equivalents, and (b) the portion of the Investment Portfolio of each of the Companies that is held in cash or cash equivalents will not be subject to any Management Fee (as defined in the Partnership Agreement)  or Performance Allocation (as defined in the Partnership Agreement). The A&R Letter Agreement amends and restates that certain letter agreement between the parties dated June 18, 2019.

The foregoing summary is qualified in its entirety by reference to the A&R Letter Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1
Amended and Restated Letter Agreement, dated as of December 27, 2019, by and among Greenlight Reinsurance, Ltd., Greenlight Reinsurance Ireland, a Designated Activity Company,  and Solasglas Investments, LP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLIGHT CAPITAL RE, LTD.
(Registrant)

By:	/s/ Tim Courtis
Name:	Tim Courtis
Title:	Chief Financial Officer
Date:	December 30, 2019